Exhibit 10.27

PRESTIGE CONSUMER HEALTHCARE INC.
2020 LONG-TERM EQUITY INCENTIVE PLAN

AWARD AGREEMENT FOR PERFORMANCE UNITS

THIS AWARD AGREEMENT (the “Agreement”) is made and entered into effective as of #GrantType# by and between PRESTIGE CONSUMER HEALTHCARE INC., a Delaware corporation (the “Company”), and #ParticipantName# (the “Participant”), pursuant to the Prestige Consumer Healthcare Inc. 2020 Long-Term Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

W I T N E S S E T H:

    WHEREAS, the Participant is eligible to receive an Award under the terms of the Plan; and

    WHEREAS, pursuant to the Plan and subject to the execution of this Agreement, the Committee has granted, and the Participant desires to receive, an Award.

    NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.AWARD OF PERFORMANCE UNITS. On the date specified on Exhibit A attached hereto (the “Date of Grant”) but subject to the execution of this Agreement, the Company granted to the Participant an Award in the form of Performance Units (“Performance Units”) entitling the Participant to receive from the Company, without payment, one share of Common Stock (a “Share”) for each Performance Unit earned based on achievement of the Performance Objectives (as defined in Exhibit A attached hereto). The target number of Shares subject to this Award is set forth on Exhibit A attached hereto (the “Target Award”). Depending on the Company’s level of attainment of specified performance goals for the three-year period. Grantee may earn 0% to 200% of the Target Award, in accordance with the performance metrics described on Exhibit A attached hereto and the terms of this Agreement.
2.EFFECT OF PLAN. The Performance Units are in all respects subject to, and shall be governed and determined by, the provisions of the Plan (all of the terms of which are incorporated herein by reference) and to any rules which might be adopted by the Board or the Committee with respect to the Plan to the same extent and with the same effect as if set forth fully herein. The Participant hereby acknowledges that all decisions and determinations of the Committee shall be final and binding on the Participant, his beneficiaries and any other person having or claiming an interest in the Performance Units.

3.VESTING. The Performance Units have been credited to a bookkeeping account on behalf of the Participant. The Performance Units will be earned in whole, in part, or not at all, as provided on Exhibit A attached hereto. Any Performance Units that fail to vest in accordance with the terms of this Agreement will be forfeited and reconveyed to the Company without further consideration or any act or action by the Participant. Notwithstanding the foregoing, if, prior to the Confirmation Date (as defined in Exhibit A attached hereto), the Participant shall cease to be an employee of the Company due to his or her death, Disability or Retirement, then (i) the Participant shall be treated for all purposes of this Agreement as if he or she had remained as an employee of the Company through the Confirmation Date, and (ii) the Participant shall have the opportunity to earn the Performance Units pursuant to the terms and conditions of this Agreement, which Performance Units shall be prorated by multiplying the Confirmed Performance Units (as defined in Exhibit A attached hereto), if any, by a fraction, the numerator of which shall be the number of full calendar months elapsed during the Performance Period prior to the date of termination of employment, and the denominator shall be thirty-six (36). If the Participant’s employment is terminated for any reason other than death, Disability or Retirement, then the Performance Units will be forfeited and reconveyed to the Company without further consideration or any act or action by the Participant.
4.TREATMENT UPON CHANGE IN CONTROL.
(a)If (i) a Change in Control occurs prior to the conclusion of the Performance Period, and (ii) the Performance Units are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control, then, as of the date of the Change in Control, the Participant will earn a number of Performance Units equal to the greater of (X) the number of Performance Units underlying the Target Award, or (Y) the number of Performance Units earned based on the actual level of achievement of the Performance Objectives, measured as of the effective date of the Change in Control. For purposes of clause (Y), the determination of performance shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(b)If (i) a Change in Control occurs prior to the conclusion of the Performance Period, and (ii) the Performance Units are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Board, then, as of the date of the Participant’s Qualified Termination (as defined herein) within twenty-four (24) months following a Change in Control, the Participant will earn a number of Performance Units equal to the greater of (X) the number of Performance Units underlying the Target Award, or (Y) the number of Performance Units earned based on the actual level of achievement of the Performance Objectives, measured as of the effective date of termination.
5.RIGHTS PRIOR TO VESTING. If any dividends or other distributions are paid with respect to the Shares while the Performance Units are outstanding, the dollar amount or fair market value of such dividends or distributions with respect to the number of Shares then underlying the Performance Units shall be credited to a bookkeeping account and held (without interest) by the Company for the account of the Participant. Such amounts shall be subject to the same vesting, forfeiture and payment provisions as the Performance Units to which they relate.

6.SETTLEMENT OF PERFORMANCE UNITS. Confirmed Performance Units will be converted to actual unrestricted Shares (one Share per earned Performance Unit) (i) on the Confirmation Date (as defined on Exhibit A), subject to the Participant’s continued employment with the Company on the Confirmation Date, except as otherwise provided herein, (ii) on the date of a Change in Control or Qualified Termination, if Section 4(a) or (b) hereof applies, respectively, or (iii) on such later date(s) irrevocably selected by the Participant in writing and timely filed with the Company (a “Deferred delivery Date”). These shares will be registered on the books of the Company in Participant’s name as of the Confirmation Date or the Deferred Delivery Date, if applicable and stock certificates for the Shares shall be delivered to Participant or Participant’s designee upon request of Participant.
7.SECURITIES LAW RESTRICTIONS. Acceptance of this Agreement shall be deemed to constitute the Participant’s acknowledgement that the Performance Units shall be subject to such restrictions and conditions on any resale and on any other disposition as the Company shall deem necessary under any applicable laws or regulations or in light of any stock exchange requirements.
8.NO ASSIGNMENT. The Performance Units are personal to the Participant and may not in any manner or respect be assigned or transferred otherwise than by will or the laws of descent and distribution.
9.NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor this Agreement shall give the Participant the right to continued employment by the Company or shall adversely affect the right of the Company to terminate the Participant’s employment with or without cause at any time.
10.GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applied without giving effect to any conflict-of-law principles. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.
11.BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective executors, administrators, personal representatives, legal representatives, heirs, and successors in interest.
12.COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and such counterparts shall, together, constitute and be one and the same instrument.
13.WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes required by law to be withheld with respect to any taxable event arising as a result of the grant or vesting of the Performance Units. With respect to withholding required upon the vesting of the Performance Units, the withholding requirement will be satisfied by having the Company withhold Shares having a Fair Market Value on the date as of which the tax is to be determined equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), in accordance with such procedures as the Committee establishes. All such elections shall be irrevocable, made in writing, signed by the Participant, and subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
14.DEFINITIONS. For purposes of this Agreement:
(a)“Good Reason” shall have the meaning assigned such term in the (X) Prestige Consumer Healthcare Inc. Amended and Restated Executive Severance Plan (the “Severance Plan”), if the Participant is a participant in the Severance Plan, or (Y) employment, severance or similar agreement, if any, between the Participant and the Company; provided, however, that if the Participant is not a participant in the Severance Plan or there is no such employment, severance or similar agreement between the Participant and the Company or a Subsidiary in which such term is defined, “Good Reason” shall mean any of the following: (i) other than the Participant’s removal for Cause, a material diminution in the Participant’s authority, duties or responsibilities, but excluding, for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant; (ii) a material reduction by the Company in the Participant’s annual base salary as in effect from time to time; (iii) a material reduction by the Company in the Participant’s target annual incentive; (iv) a material reduction in the Participant’s long-term incentive opportunity; (v) the Company’s requiring the Participant, without the Participant’s consent, to be based at any office or location more than fifty (50) miles from the Company’s current headquarters in Tarrytown, New York; provided, however, that Good Reason shall not include any relocation that results in the Participant’s principal office being closer to the Participant’s then-principal residence; or (vi) a material breach by the Company of any material written agreement between the Participant and the Company. Good Reason shall not include the Participant’s death or Disability. The Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder, provided that the Participant must deliver written notice to the Company setting forth with specificity any circumstance he believes in good faith constitutes Good Reason within ninety (90) days after initial occurrence of such circumstance or be foreclosed from raising such circumstance thereafter. The Company shall have an opportunity to cure any claimed event of Good Reason (if susceptible of cure) within thirty (30) days of notice from the Participant before the Participant may terminate for Good Reason. For purposes of any determination regarding the existence of Good Reason following a Change in Control, any claim by the Participant that Good Reason exists shall be presumed to be correct unless the Company establishes by clear and convincing evidence that Good Reason does not exist.
(b)“Qualified Termination” means any termination of a Participant’s employment: (i) by the Company other than for Cause, Disability or death; or (ii) by the Participant for Good Reason.
15.SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)It is intended that the payments under the Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. This Agreement shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Award.
(b)Notwithstanding anything in the Agreement to the contrary, to the extent that any amount that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable under the Agreement by reason of the occurrence of a Change in Control or the Participant’s separation from service, such Non-Exempt Deferred Compensation will not be payable to the Participant by reason of such circumstance unless the circumstances giving rise to such Change in Control or separation from service meet any description or definition of “change in control event” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition).
(c)Notwithstanding anything in the Agreement to the contrary, if any amount that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Award by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder.

16.ACCEPTANCE OF PERFORMANCE UNITS; CLAWBACK POLICY. The Participant hereby accepts the Performance Units subject to all the restrictions, limitations and other terms and provisions of the Plan, this Agreement and the Company’s Clawback Policy.

[Signature page to follow]

2020 LTIP – EMPLOYEE PSU

IN WITNESS WHEREOF, the Company and the Participant have executed and delivered this Agreement as of the day and year first written above.

                        PRESTIGE CONSUMER HEALTHCARE INC.

                        By:
                        Name:    Ronald M. Lombardi
Title: CEO

                        _____________________________
                        #PartipantName#

EXHIBIT A

TO

AWARD AGREEMENT, dated as of [date] between PRESTIGE CONSUMER HEALTHCARE INC. and #ParticpantName#.

1.Date of Grant: #GrantDate#
2.    “Performance Period” means the period beginning on April 1, 2024 and ending on the earlier of March 31, 2027.

3.    Target Award of Performance Units: #QuantityGranted#
4.    Performance-Based Vesting Schedule:    The Performance Units will be earned, in whole, in part or not at all, based on the Participant’s continued employment with the Company through the Confirmation Date and the Company’s Cumulative Net Sales and Cumulative EBITDA over the Performance Period, as determined in accordance with the following matrices. In each case, payouts between performance levels will be determined based on straight line interpolation.
Performance Matrix for Cumulative Net Sales

Degree of Performance Attainment	Net Sales(1)	Performance Multiplier
Maximum		100%
Target		50%
Threshold		25%
Less than Threshold	Less than	0%

Performance Matrix for Cumulative EBITDA

Degree of Performance Attainment	EBITDA (1)	Performance Multiplier
Maximum		100%
Target		50%
Threshold		25%
Less than Threshold	Less than	0%

(1) In millions.

A-1

5.    Determination of Payout: No later than sixty (60) days after the end of the Performance Period (the “Confirmation Date”), the Committee shall determine and certify (i) the Company’s Cumulative Net Sales and Cumulative EBITDA for the Performance Period and (ii) the resulting Performance Multiplier. Subject to Section 4 in the event of a Change in Control, the Target Award shall be multiplied by the Performance Multiplier to determine the number of Performance Units earned and vested (“Confirmed Performance Units”). The Performance Multiplier to be applied to the Target Award is calculated by adding together the “Performance Multiplier” under the performance matrix for each of Cumulative Net Sales and Cumulative EBITDA, as set forth above. For example, if the Performance Multiplier for Cumulative Net Sales is 30% and the Performance Multiplier for Cumulative EBITDA is 20%, then the Performance Multiplier applied to the Target Award would be 50%. Confirmed Performance Units will be converted into Shares as provided in Section 6 of this Agreement.
6.    Definitions. For purposes of this Agreement:
“Cumulative EBITDA” means the Company’s cumulative reported net earnings (loss) excluding earnings (loss) from discontinued operations, net, provision (benefit) for income taxes, total other expense, net (which is entirely comprised of interest income and expense), depreciation and amortization (EBITDA) for the three fiscal years of the grant Performance Period, adjusted to exclude divestitures, acquisitions, costs associated with integration, transition, purchase accounting, impairment charges, changes in accounting policy and other adjustments deemed appropriate by the committee.
“Cumulative Net Sales” means the Company’s cumulative annual “Net Sales,” as reported in the Company’s audited financial statements for the three fiscal years of the grant Performance Period, adjusted to exclude divestitures, acquisitions, changes in accounting policy and other adjustments deemed appropriate by the committee.
“Performance Multiplier” means the percentage, from 0% to 200%, that will be applied to the Target Award to determine the number of Performance Units will convert to Shares on the Confirmation Date or the Deferred Delivery Date, if applicable.

“Performance Objectives” means Cumulative Net Sales and Cumulative EBITDA.